Exhibit 99.1
FOR IMMEDIATE RELEASE
CORESITE REPORTS FIRST QUARTER 2011 RESULTS
DENVER, CO — May 5, 2011 — CoreSite Realty Corporation (NYSE: COR), a national provider of powerful, network-rich data centers, today announced financial results for the first quarter 2011.
Highlights:
•	Reported revenue of $40 million, representing an increase of $1.6 million, or 4.2%, over the prior quarter

•	Reported FFO of $0.25 per diluted share

•	Executed gross leasing of 75,000 NRSF, including 42,583 NRSF of new and expansion data center leases representing $5.8 million of annualized GAAP rent with a weighted-average lease term of 6 years

•	Achieved a 92.9% rent-retention ratio with 23.3% GAAP rent growth on renewals

•	Increased data center occupancy by 310 basis points over Q4 2010
Tom Ray, CoreSite’s Chief Executive Officer, commented, “CoreSite executed its plan purposefully and successfully in the first quarter. We recorded strong leasing momentum marked by robust new and expansion lease executions. We also achieved solid renewal activity, achieving a rent-retention ratio of 92.9% and rent growth of 23.3% on a GAAP basis. Our leasing for the quarter was distributed throughout our national portfolio, reflecting the strength of our national platform and the breadth of our business model. We made significant progress expanding our platform in key markets and remain on schedule with our construction activities at Coronado-Stender and 12100 Sunrise Valley Drive. In summary, we are pleased with our accomplishments for the quarter and excited about our organization’s position to achieve our goals for the year.”
Financial Results
The Company reported funds from operations (“FFO”) of $11.3 million, or $0.25 per diluted share, for the three months ended March 31, 2011. Total operating revenue for the three months ended March 31, 2011 was approximately $40.0 million, a 4.2% increase on a sequential quarter basis. The Company reported a net loss for the three months ended March 31, 2011 of $7.9 million and a net loss attributable to common shares of $3.4 million, or $0.17 per diluted share. Results from the quarter reflect a charge of $0.6 million in property tax expenses attributable to prior periods.

A reconciliation of GAAP net loss to funds from operations can be found in the Company’s supplemental financial presentation available on its website at www.CoreSite.com.
Operations and Leasing Activity
The Company signed approximately 75,000 net rentable square feet (“NRSF”) of gross leasing activity, including 52,134 NRSF of new and expansion leases during the quarter. The new and expansion leases were comprised of 42,583 NRSF of data center leases at a weighted average GAAP rate of $137 per NRSF with a weighted average lease term of 6.0 years and 9,551 NRSF of office and light industrial leases at a GAAP rental rate of $30 per NRSF.
During the first quarter, data center lease commencements totaled 41,812 NRSF at a weighted average GAAP rental rate of $138 per NRSF. Data center occupancy increased to 83.6% for a gain of 310 basis points from the period ended December 31, 2010. The leases that commenced during the quarter include 22,649 NRSF signed during the quarter and 19,163 NRSF signed in prior periods. As of March 31, 2011, the Company had executed and not yet commenced leases for 40,037 NRSF of space, which upon full commencement will contribute an additional $6.0 million in annualized rent.
Renewal leases totaling 22,452 NRSF commenced in the first quarter at a weighted average rate of $158 per NRSF, representing a retention rate of 92.9% and a 23.3% increase over expiring leases on a GAAP basis, or a 16.7% increase on a cash basis. The strong renewal results were driven by activity at the Company’s network-dense sites.
Development and Redevelopment Activity
As of March 31, 2011, the Company owned land and buildings sufficient to increase its operating data center space by 973,590 NRSF, or 86.2%, through the development or redevelopment of (1) 102,686 NRSF of data center space currently under construction, (2) 326,820 NRSF of office and industrial space currently available for redevelopment, (3) 148,234 NRSF of currently operating space targeted for future redevelopment, comprised of 45,283 NRSF of office space and 102,951 NRSF of data center space targeted for upgrade to more robust specifications, and (4) 395,850 NRSF of new data center space that can be developed on land that the Company currently owns at its Coronado-Stender properties.
The total estimated cost to complete the 102,686 NRSF under construction at March 31, 2011 plus the 97,946 NRSF of redevelopment the Company plans to commence construction on prior to December 31, 2011 is $137.7 million. $28.4 million has already been incurred through March 31, 2011, including investments during the first quarter of $16.2 million in its 2972 Stender Way project and $4.2 million in its 12100 Sunrise Valley Drive project. The Company estimates that the total cost of 2972 Stender will be $67.0 million and the total cost of the 12100 Sunrise Valley Drive project will be approximately $30.5 million.

Balance Sheet and Liquidity
As of March 31, 2011, the Company had $125.6 million of total long-term debt equal to 14.4% of the undepreciated book value of total assets and equal to 2.2x annualized adjusted EBITDA for the quarter ended March 31, 2011.
At quarter end, the Company had $73.2 million of cash available on its balance sheet and $100.8 million of available capacity under its revolving credit facility.
Subsequent to the end of the quarter, CoreSite closed on a discounted payoff of a $10.0 million mezzanine loan that was secured by its 427 LaSalle property, which was scheduled to mature in March 2012. The debt was repaid at a 5% discount to par, resulting in a reduction of $500,000 to the principal balance due at closing. The payoff reduced the Company’s 2012 maturities to $30.0 million and total long-term debt to $115.6 million.
Dividend
On March 15, 2011, the Company’s Board of Directors declared a dividend of $0.13 per share of common stock and common stock equivalents for the first quarter of 2011.
The dividend was paid on April 15, 2011 to stockholders of record as of March 31, 2011.
Upcoming Conferences and Events
The Company will participate in NAREIT’s REITWeek conference from June 7th through June 9th at the Waldorf Astoria in New York, New York.
Conference Call Details
The Company will host a conference call May 5th at 12:00 p.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.
The call can be accessed live over the phone by dialing (877) 407-9039 for domestic callers and (201) 689-8470 for international callers. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176 for domestic callers, or for international callers, (858) 384-5517. The passcode for the replay is 370194. The replay will be available until May 12, 2011.
Interested parties may also listen to a simultaneous webcast of the conference call by logging on to the Company’s website at www.CoreSite.com and clicking on the “Investors” tab. The on-line replay will be available for a limited time beginning immediately following the call.

About CoreSite
CoreSite Realty Corporation (NYSE: COR) delivers powerful, network-rich data centers that optimize, secure and interconnect the mission-critical IT assets of the world’s top organizations. 600+ customers, including Global 1000 enterprises, cloud providers, financial firms, and government agencies, choose CoreSite for reliability, service and expertise in delivering customized, flexible data center solutions. CoreSite offers private data centers and suites, cage-to-cabinet colocation, and interconnection services, such as Any2, CoreSite’s Internet exchange. The Company’s portfolio comprises more than two million square feet, including space held for redevelopment and development, and provides access to more than 200 network service providers via 11 data centers in seven key U.S. economic centers. Obtain more information at www.CoreSite.com.
CoreSite Investor Relations Contact
+1 303.222.7276
InvestorRelations@CoreSite.com
CoreSite Media Contact
Mark Jobson
+1 303.405.1004
Mark.Jobson@CoreSite.com
Forward Looking Statements
This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the Company’s failure to obtain necessary outside financing; the Company’s failure to qualify or maintain our status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2010, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Consolidated Balance Sheet
(in thousands, except per share data)

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets:
Investments in real estate:
Land	$84,738	$84,738
Building and building improvements	454,018	450,097
Leasehold improvements	76,803	75,800

	615,559	610,635
Less: Accumulated depreciation and amortization	(41,365)	(32,943)

Net investment in operating properties	574,194	577,692
Construction in progress	34,913	11,987

Net investments in real estate	609,107	589,679

Cash and cash equivalents	73,210	86,246
Restricted cash	14,967	14,968
Accounts and other receivables, net	6,185	5,332
Lease intangibles, net	60,880	71,704
Goodwill	41,191	41,191
Other assets	25,132	23,906

Total assets	$830,672	$833,026

Liabilities and stockholders’ equity:
Liabilities
Mortgage loans payable	$125,560	$124,873
Accounts payable and accrued expenses	37,488	26,393
Deferred rent payable	2,643	2,277
Acquired below-market lease contracts, net	15,293	16,415
Prepaid rent and other liabilities	8,683	8,603

Total liabilities	189,667	178,561

Stockholders’ equity
Common stock, par value $0.01, 100,000,000 shares authorized and 19,870,508 shares issued and outstanding at March 31, 2011; 19,644,042 shares issued and outstanding at December 31 and September 30, 2010	194	194
Additional paid-in capital	239,933	239,453
Accumulated other comprehensive income	41	52
Accumulated deficit	(13,416)	(7,460)

Total stockholders’ equity	226,752	232,239
Noncontrolling interests	414,253	422,226

Total equity	641,005	654,465

Total liabilities and stockholders’ equity	$830,672	$833,026

Consolidated Statement of Operations
(in thousands, except share and per share data)

	Three Months Ended:
	March 31,	December 31,
	2011	2010
Operating revenues:
Rental revenue	$25,210	$24,428
Power revenue	9,781	9,403
Tenant reimbursement	1,720	1,501
Other revenue	3,255	3,020

Total operating revenues	39,966	38,352

Operating expenses:
Property operating and maintenance	12,023	12,107
Real estate taxes and insurance	2,743	1,642
Depreciation and amortization	19,473	19,146
Sales and marketing	1,377	1,341
General and administrative	5,617	4,987
Rent	4,547	4,551

Total operating expenses	45,780	43,774

Operating loss	(5,814)	(5,422)
Interest income	66	77
Interest expense	(2,252)	(2,325)

Loss before income taxes	(8,000)	(7,670)
Income taxes	84	223

Net loss	(7,916)	(7,447)
Net loss attributable to noncontrolling interests	(4,544)	(4,275)

Net loss attributable to common shares	$(3,372)	$(3,172)

Weighted average common shares outstanding — basic and diluted	19,458,605	19,458,605
Net loss per share attributable to common shares — basic and diluted	$(0.17)	$(0.16)

Reconciliation of net loss to funds from operations (FFO):

	Three Months Ended:
	March 31,	December 31,
	2011	2010
Net loss	$(7,916)	$(7,447)

Adjustments:
Real estate depreciation and amortization	19,237	18,936

FFO available to common shareholders and OP unitholders	$11,321	$11,489

Weighted average common shares and OP units outstanding — diluted	45,689,418	45,684,670
FFO per common share and OP unit — diluted	$0.25	$0.25

CoreSite Realty Corporation considers FFO to be a supplemental measure of performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. The Company calculates FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.
The Company offers this measure because management recognizes that FFO will be used by investors as a basis to compare operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of the properties, all of which have real economic effect and could materially impact financial condition and results from operations, the utility of FFO as a measure of performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund cash needs, including the ability to pay dividends or make distributions. In addition, the Company’s calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently. Investors in the Company’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Reconciliation of earnings before interest, taxes, depreciation and amortization (EBITDA):

	Three Months Ended:
	March 31,	December 31,
	2011	2010
Net loss	$(7,916)	$(7,447)

Adjustments:
Interest expense, net of interest income	2,186	2,248
Income taxes	(84)	(223)
Depreciation and amortization	19,473	19,146

EBITDA	$13,659	$13,724

Non-cash compensation	497	517

Adjusted EBITDA	$14,156	$14,241

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense to EBITDA. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.